Exhibit 99.1

Media Contact: Nicole Arena Double Forte 415.848.8103 narena@double-forte.com	Investor Contact: Seanna Allen Peet’s Coffee & Tea, Inc. 510.594.2196 investorrelations@peets.com

PEET’S COFFEE & TEA, INC. REPORTS FOURTH QUARTER
AND 2010 YEAR-END RESULTS

EMERYVILLE, Calif. – February 16, 2011 – Peet’s Coffee & Tea, Inc. (NASDAQ: PEET) today announced its fourth quarter and annual results for the fiscal year ended January 2, 2011, which included 13 weeks and 52 weeks, respectively.  The fiscal fourth quarter and fiscal year ended January 3, 2010, included 14 weeks and 53 weeks, respectively.

In this release, the company:

•	Achieves annual diluted earnings per share of $1.28

•	Reports non-GAAP annual diluted earnings per share of $1.33, up 28% versus 2009 non-GAAP diluted earnings per share

•	Reports net revenue growth for the quarter and the year of 6% and 9% on a comparable 13-week and 52-week basis, respectively

•	Confirms 2011 diluted earnings per share guidance of $1.53 to $1.60

Financial Highlights

(Unaudited, in thousands, except per share amounts)

	Fourth Quarter		%	Fiscal Year		%
	2010	2009	Change	2010	2009	Change

Net revenue, as reported	$91,628	$91,695	-	$333,808	$311,270	7%
Non-GAAP net revenue, excluding 53rd week	$91,628	$86,103	6%	$333,808	$305,678	9%

Net income per diluted share, as reported	$0.48	$0.76	-37%	$1.28	$1.44	-11%

Non-GAAP net income per diluted share,
excluding unusual items and 53rd week	$0.48	$0.36	33%	$1.33	$1.04	28%

See the Reconciliation of Non-GAAP Financial Information to Net Revenue and Net Income at the end of this document for further detail.

For the 13 weeks ended January 2, 2011, net revenue was approximately the same as the corresponding 14-week period of fiscal 2009.  For the 52 weeks ended January 2, 2011, net revenue increased 7% from fiscal 2009, which included 53 weeks.  Excluding the impact of the 53rd week in 2009, the company would have reported sales growth of 6% and 9% for the quarter and the year on a comparable 13-week and 52-week basis, respectively.

Diluted earnings per share was $1.28 for fiscal 2010, compared to $1.44 per share for fiscal 2009.  Excluding the items outlined below, non-GAAP diluted earnings per share increased 28% to $1.33 for 2010, compared to $1.04 per share for fiscal 2009.

“I’m pleased with the results we achieved in 2010, and I’m excited about the many opportunities ahead of us,” said Patrick O’Dea, president and chief executive officer of Peet’s Coffee & Tea, Inc.  “This past year we delivered impressive operating margin improvement, strong earnings per share, and increased sales in line with our target, led by 24% growth in our consumer packaged grocery business.  We believe the opportunities for continued strong sales and profit growth over the long term are rich and varied, both on our existing business and as we expand the Peet’s brand into new geographies, to new customers, and with new product offerings.”

Non-GAAP Items in 2009 and 2010 Results

Fiscal year net income and diluted earnings per share for 2010 include $1.0 million pre-tax ($0.05 per diluted share) of legal and related expenses incurred by the company for its response to the subpoena it received from the Federal Trade Commission (FTC) in connection with the FTC’s anti-trust review of the acquisition of Diedrich Coffee by Green Mountain Coffee Roasters.

In the fourth quarter of fiscal 2009, the company recognized $5.6 million in net revenue during the 53rd week of the fiscal year.

Fourth quarter and fiscal year 2009 net income and diluted earnings per share included a pre-tax benefit of $8.6 million ($5.3 million after tax or $0.40 per diluted share) comprised of unusual items including:

•	Net gain received from the company’s attempted acquisition of Diedrich Coffee ($7.2 million after tax)

•	Estimated settlement and legal costs of a class action lawsuit ($1.8 million after tax)

•	Costs related to closing 4 stores during the quarter ($0.7 million after tax)

•	Net income from the 53rd week of operation ($0.7 million after tax)

Fourth Quarter Consolidated Financial and Operating Summary

Retail net revenue decreased to $54.7 million for the 13 weeks ended January 2, 2011, from $56.5 million for the corresponding 14-week period of fiscal 2009.  Excluding the impact of the extra week in 2009, retail net revenue increased 4% from $52.8 million.  The increase was solely attributed to sales growth in existing stores.

Specialty net revenue increased 5% to $36.9 million for the 13 weeks ended January 2, 2011, compared to $35.2 million for the corresponding 14-week period of fiscal 2009.  Excluding the impact of the extra week in 2009, total specialty net revenue increased 11%.  Within specialty, the grocery business was up 4% over last year (11% on a comparable 13-week basis); foodservice and office business grew 9% (15% on a comparable 13-week basis); and home delivery sales were down 1% (up 3% on a comparable 13-week basis).

Cost of sales and related occupancy expenses were 45.7% of total net revenue for the 13 weeks ended January 2, 2011, compared to 46.9% for the corresponding 14-week period of fiscal 2009.  The decrease was driven by a favorable pricing impact in retail and lower operating costs at the roasting facility as a percentage of sales.

Operating expenses as a percentage of net revenue decreased to 30.9% for the 13 weeks ended January 2, 2011, from 32.6% for the corresponding period of fiscal 2009, primarily due to the store closure costs in fiscal 2009 and leverage of retail overhead costs.

Transaction income in 2009 includes the $8.5 million break-up fee received for the termination of a definitive agreement for Peet’s to acquire Diedrich Coffee, net of $4.2 million of costs incurred related to the transaction.

Litigation related expenses of $2.8 million in 2009 includes costs incurred related to the settlement of a wage and hour class action lawsuit that was filed in July 2008 against the company.

General and administrative expenses increased to $7.3 million for the 13 weeks ended January 2, 2011, compared to $7.0 million for the corresponding period of fiscal 2009 primarily due to higher payroll and marketing costs, partially offset by the costs of the 53rd week of operations in 2009.

Depreciation and amortization expenses decreased to $3.9 million for the 13 weeks ended January 2, 2011, compared to $4.0 million for the corresponding 14-week period of fiscal 2009.

The company ended 2010 with cash and cash equivalents plus investments of $49 million, compared to $48 million at year end 2009.

Fiscal 2011 Outlook

Looking ahead, Peet’s confirmed the following fiscal 2011 guidance:

•	Total net revenue is expected to grow 8% to 10%

•	Diluted earnings per share is expected to be in the range of $1.53 to $1.60

Peet’s Coffee & Tea, Inc. Q4 and 2010 Year-End Conference Call

Peet’s will report its fourth quarter and 2010 year-end earnings via conference call on Wednesday, February 16, 2011.  The teleconference call will begin at 2:00 p.m. PT/5:00 p.m. ET and can be accessed by calling 866-748-8653.  The call will be simultaneously webcast on Peet’s website at www.peets.com.

A replay of the teleconference will be available from 5:00 p.m. PT/8:00 p.m. ET on February 16, 2011, until 8:59 p.m. PT/11:59 p.m. ET on February 23, 2011, at 800-642-1687 or 706-645-9291, using access code 40582091. It will also be archived at http://investor.peets.com/medialist.cfm through February 16, 2012, at 8:59 p.m. PT/11:59 p.m. ET.

The company has also posted on its website at http://investor.peets.com/events.cfm a detailed reconciliation of all non-GAAP reporting for the year and quarter, including non-GAAP segment reporting.

About Peet’s Coffee & Tea, Inc.

Peet’s Coffee & Tea, Inc., (PEET), is the premier specialty coffee and tea company in the United States.  The company was founded in 1966 in Berkeley, Calif. by Alfred Peet.  Peet was an early tea authority who later became widely recognized as the grandfather of specialty coffee in the U.S.  Today, Peet’s Coffee & Tea offers superior quality coffees and teas in multiple forms, by sourcing the best quality coffee beans and tea leaves in the world, adhering to strict high quality and taste standards, and controlling product quality through its unique direct store delivery selling and merchandising system.  Peet’s is committed to strategically growing its business through many channels while maintaining the extraordinary quality of its coffees and teas.  For more information about Peet’s Coffee & Tea, Inc. visit www.peets.com.

###

This press release contains statements that are not based on historical fact and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to 2011 forecasted net revenue growth, earnings per diluted share, and opportunities for continued strong sales and profit growth. Forward-looking statements are based on management’s beliefs, as well as assumptions made by and information currently available to management, including financial and operational information, the company’s stock price volatility, commodity price expectations, and current competitive conditions. As a result, these statements are subject to various risks and uncertainties. The company’s actual results could differ materially from those set forth in forward-looking statements depending on a variety of factors including, but not limited to, general economic conditions, including the recent recession and its ongoing negative impact on consumer spending; volatility of commodity costs; the outcome of the current wage and hour litigation involving the company and potential future claims and litigation involving the company, and the company’s ability to manage its expenses related to such claims and litigation; the company’s ability to implement its business strategy, attract and retain customers, and obtain and expand its market presence in new geographic regions; the availability and cost of high-quality Arabica coffee beans; consumers’ tastes and preferences; and competition in its market as well as other risk factors as described more fully in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended January 3, 2010. These factors may not be exhaustive. The company operates in a continually changing business environment, and new risks emerge from time to time. Any forward-looking statements speak only as of the date of this press release.

PEET’S COFFEE & TEA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share amounts)

	January 2,	January 3,
	2011	2010

ASSETS

Current assets
Cash and cash equivalents	$44,629	$47,934
Short-term marketable securities	4,183	-
Accounts receivable, net	14,852	15,209
Inventories	33,534	25,936
Deferred income taxes - current	4,420	3,592
Prepaid expenses and other	7,798	5,863
Total current assets	109,416	98,534

Property, plant and equipment, net	97,279	103,494
Other assets, net	2,137	2,775

Total assets	$208,832	$204,803

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable and other accrued liabilities	$9,138	$13,669
Accrued compensation and benefits	11,555	10,832
Deferred revenue	7,102	6,845
Total current liabilities	27,795	31,346

Deferred income taxes - non current	46	321
Deferred lease credits	7,023	7,059
Other long-term liabilities	1,468	1,021
Total liabilities	36,332	39,747

Shareholders' equity
Common stock, no par value; authorized 50,000,000 shares;
issued and outstanding:13,063,000 and 13,104,000 shares	81,995	92,054
Accumulated other comprehensive income	2	-
Retained earnings	90,503	73,002

Total shareholders' equity	172,500	165,056

Total liabilities and shareholders' equity	$208,832	$204,803

PEET’S COFFEE & TEA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share amounts)

	Thirteen weeks	Fourteen weeks	Fifty-two weeks	Fifty-three weeks
	ended January 2,	ended January 3,	ended January 2,	ended January 3,
	2011	2010	2011	2010

Retail stores	$54,694	$56,453	$205,116	$201,139
Specialty sales	36,934	35,242	128,692	110,131
Net revenue	91,628	91,695	333,808	311,270

Cost of sales and related occupancy expenses	41,838	42,964	154,892	142,776
Operating expenses	28,345	29,848	109,646	106,652
Transaction related expenses/(income)	-	(4,311)	970	(4,183)
Litigation related expenses	-	2,811	(93)	2,957
General and administrative expenses	7,326	7,000	25,088	24,508
Depreciation and amortization expenses	3,923	3,967	15,767	15,167
Total costs and expenses from operations	81,432	82,279	306,270	287,877

Income from operations	10,196	9,416	27,538	23,393

Gain on sale of marketable securities	-	7,305	-	7,305
Interest income, net	2	1	8	112

Income before income taxes	10,198	16,722	27,546	30,810

Income tax provision	3,766	6,400	10,045	11,558

Net income	$6,432	$10,322	$17,501	$19,252

Net income per share:
Basic	$0.50	$0.79	$1.34	$1.48
Diluted	$0.48	$0.76	$1.28	$1.44

Shares used in calculation of net income per share:
Basic	12,871	13,055	13,038	12,997
Diluted	13,453	13,591	13,643	13,349

PEET’S COFFEE & TEA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Fifty-two	Fifty-three
	weeks ended	weeks ended
	January 2,	January 3,
	2011	2010

Cash flows from operating activities:
Net income	$17,501	$19,252
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	17,959	17,279
Amortization of interest purchased	16	36
Stock-based compensation	3,354	3,018
Excess tax benefit from exercise of stock options	(5,501)	(892)
Tax benefit from exercise of stock options	4,936	695
Gain on sale of marketable securities	-	(7,305)
Loss on disposition of assets and asset impairment	129	1,141
Deferred income taxes	(1,103)	2,710
Changes in other assets and liabilities:
Accounts receivable, net	357	(3,285)
Inventories	(7,598)	188
Prepaid expenses and other current assets	(1,935)	1,330
Other assets	47	161
Accounts payable, accrued liabilities and deferred revenue	(3,809)	6,887
Deferred lease credits and other long-term liabilities	411	695
Net cash provided by operating activities	24,764	41,910

Cash flows from investing activities:
Purchases of property, plant and equipment	(11,603)	(14,505)
Proceeds from sales of property, plant and equipment	19	11
Changes in restricted investments	558	877
Proceeds from sales and maturities of marketable securities	-	16,183
Purchases of marketable securities	(4,195)	(371)
Net cash (used in)/provided by investing activities	(15,221)	2,195

Cash flows from financing activities:
Net proceeds from issuance of common stock	17,978	4,782
Purchase of common stock	(36,327)	(6,564)
Excess tax benefit from exercise of stock options	5,501	892
Net cash used in financing activities	(12,848)	(890)

(Decrease) increase in cash and cash equivalents	(3,305)	43,215
Cash and cash equivalents, beginning of period	47,934	4,719

Cash and cash equivalents, end of period	$44,629	$47,934

Non-cash investing activities:
Capital expenditures incurred, but not yet paid	$412	$156
Other cash flow information:
Cash paid for income taxes	7,227	7,213

PEET’S COFFEE & TEA, INC.

SEGMENT REPORTING
(Dollars in thousands)

	Retail		Specialty		Unallocated	Total
		Percent		Percent			Percent
		of Net		of Net			of Net
	Amount	Revenue	Amount	Revenue		Amount	Revenue

For the thirteen weeks ended January 2, 2011
Net revenue	$54,694	100.0%	$36,934	100.0%		$91,628	100.0%
Cost of sales and occupancy	22,922	41.9%	18,916	51.2%		41,838	45.7%
Operating expenses	20,824	38.1%	7,521	20.4%		28,345	30.9%
Depreciation and amortization	2,775	5.1%	432	1.2%	$716	3,923	4.3%
Segment operating income	8,173	14.9%	10,065	27.3%	(8,042)	10,196	11.1%

For the fourteen weeks ended January 3, 2010
Net revenue	$56,453	100.0%	$35,242	100.0%		$91,695	100.0%
Cost of sales and occupancy	24,913	44.1%	18,051	51.2%		42,964	46.9%
Operating expenses	23,198	41.1%	6,650	18.9%		29,848	32.6%
Litigation related expenses	2,811	5.0%				2,811	3.1%
Depreciation and amortization	2,817	5.0%	433	1.2%	$717	3,967	4.3%
Segment operating income	2,714	4.8%	10,108	28.7%	(3,406)	9,416	10.3%

For the fifty-two weeks ended January 2, 2011
Net revenue	$205,116	100.0%	$128,692	100.0%		$333,808	100.0%
Cost of sales and occupancy	88,622	43.2%	66,270	51.5%		154,892	46.4%
Operating expenses	82,762	40.3%	26,884	20.9%		109,646	32.8%
Litigation related expenses	(93)	-				(93)	0.0%
Depreciation and amortization	11,216	5.5%	1,746	1.4%	2,805	15,767	4.7%
Segment operating income	22,609	11.0%	33,792	26.3%	(28,863)	27,538	8.2%

For the fifty-three weeks ended January 3, 2010
Net revenue	$201,139	100.0%	$110,131	100.0%		$311,270	100.0%
Cost of sales and occupancy	87,843	43.7%	54,933	49.9%		142,776	45.9%
Operating expenses	83,616	41.6%	23,036	20.9%		106,652	34.3%
Litigation related expenses	2,957	1.5%				2,957	0.9%
Depreciation and amortization	11,267	5.6%	1,758	1.6%	$2,142	15,167	4.9%
Segment operating income	15,456	7.7%	30,404	27.6%	(22,467)	23,393	7.5%

NON-GAAP FINANCIAL INFORMATION

The following reconciliation and non-GAAP financial information are provided to assist the reader with understanding the financial impact of the previously discussed unusual items and the extra week during the year. Management believes this information is relevant because the nature and magnitude of the charges do not reflect our on-going operating performance.

PEET'S COFFEE & TEA, INC.

Reconciliation of Non-GAAP Financial Information to Net Revenue and Net Income
(Unaudited, in thousands, except per share data)

	Thirteen	Fourteen	Fifty-two	Fifty-three
	weeks ended	weeks ended	weeks ended	weeks ended
	January 2,	January 3,	January 2,	January 3,
	2011	2010	2011	2010

Net Revenue
Net revenue, as reported	$91,628	$91,695	$333,808	$311,270
53rd week sales	-	(5,592)	-	(5,592)
Non-GAAP net revenue, excluding 53rd week	$91,628	$86,103	$333,808	$305,678

Net revenue growth, as reported	-0.1%		7.2%
Net revenue growth, excluding 53rd week	6.4%		9.2%

Net Income
Net income, as reported	$6,432	$10,322	$17,501	$19,252
Transaction (income)/expense, net of tax	-	(7,170)	616	(7,178)
Litigation related expenses, net of tax	-	1,735	(59)	1,848
Store closures, net of tax	19	664	88	672
Non-GAAP net income	6,451	5,551	18,147	14,594
Non-GAAP 53rd week net income	-	(677)	-	(686)
Non-GAAP net income, excluding 53rd week	$6,451	$4,874	$18,147	$13,908

Net Income Per Diluted Share
Net income per diluted share, as reported	$0.48	$0.76	$1.28	$1.44
Transaction (income)/expense, net of tax	-	(0.53)	0.05	(0.54)
Litigation related expenses, net of tax	-	0.13	-	0.14
Store closures, net of tax	-	0.05	0.01	0.05
Non-GAAP net income per diluted share	0.48	0.41	1.33	1.09
Non-GAAP 53rd week	-	(0.05)	-	(0.05)
Non-GAAP, excluding 53rd week	$0.48	$0.36	$1.33	$1.04